Registration No. 333-150906

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement

UNDER
THE SECURITIES ACT OF 1933

BUILDING MATERIALS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	91-1834269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building Materials Holding Corporation
720 Park Boulevard, Suite 200
Boise, Idaho  83712
(208) 331-4300
 (Address of Principal Executive Offices) (Zip Code)

BUILDING MATERIALS HOLDING CORPORATION
2008 STOCK INCENTIVE PLAN
(Full title of the plan)

Paul Street
Chief Executive Officer
720 Park Boulevard, Suite 200
Boise, ID 83712
 (Name and address of agent for service)

(208) 331-4300
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Deregistration of Securities

Building Materials Holding Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on 5/14/2008 (File No. 333-150906) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that were registered for issuance pursuant to the Building Materials Holding Corporation 2008 Stock Incentive Plan (“Plan”).

A total of 2,000,000 shares of Common Stock (as may have been subsequently adjusted in accordance with the Plan to reflect certain corporate transactions and other events) issuable to service providers of the Registrant pursuant to the Plan were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any shares of Common Stock remaining unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on January 4, 2010.

BUILDING MATERIALS HOLDING CORPORATION

By:	/s/ Paul Street
Name: Paul Street
Title: Chief Executive Officer